                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 8-KA
                                Amendment No. 6



                Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




 Date of Report:             September 8, 1995







                            HEALTHSOUTH Corporation
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




         Delaware                       1-10315                 63-0860407
    ------------------                 ---------               ------------
     (State or Other                  (Commission            (I.R.S. Employer
Jurisdiction of Incorporation         File Number)          Identification No.)
      or Organization)



  Two Perimeter Park South
     Birmingham, Alabama                                            35243
----------------------------                                    -------------
   (Address of Principal                                          (Zip Code)
     Executive Offices)



Registrant's Telephone Number,                                  (205) 967-7116
      Including Area Code:

ITEM 5.  OTHER EVENTS

         On May 19, 1995, HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), consumated the transactions contemplated by that certain Stock Purchase Agreement, dated February 3, 1995, between the Company and NovaCare, Inc., a Delaware corporation ("NovaCare"), pursuant to which the Company purchased the operations of NovaCare's rehabilitation hospital division.



         While the Company has previously filed the required audited and unaudited consolidated financial statements of the acquired business, this amendment is being filed by the Company to file such audited financial statements under the report of the Company's independent auditors, Ernst & Young LLP.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements of Businesses Acquired.

               The required audited consolidated financial statements of the acquired business, Rehab Systems Company, for the fiscal year ended June 30, 1994 listed on the Index to Financial Statements included in this Current Report on Form 8-K/A, Amendment No. 6, are herewith filed.

         (b)   Pro Forma Financial Information.

               The required pro forma financial information was filed within the required period after consummation of the transaction.

         (c)   Exhibits

               2. Stock Purchase Agreement, dated February 3, 1995, among HEALTHSOUTH Corporation, NovaCare, Inc., and NC Resources, Inc., filed as Exhibit (2)-5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    September 8, 1995.




                                             HEALTHSOUTH Corporation


                                             By    /s/ ANTHONY J. TANNER
                                             ------------------------------
                                                    Anthony J. Tanner
                                                 Executive Vice President
                                                        and Secretary

Rehab Systems Company
(a wholly-owned subsidiary of NovaCare, Inc.)
Consolidated Financial Statements


                         Index to Financial Statements

         Report of Independent Auditors

         Consolidated Balance Sheet at June 30, 1994


         Consolidated Statements of Operations for the year ended June 30, 1994


         Consolidated Statement of Stockholder's  Equity for the year ended June
                  30, 1994


         Consolidated Statements of Cash Flows for the year ended June 30, 1994


         Notes to Consolidated Financial Statements

                         Report of Independent Auditors

Board of Directors and Stockholder
Rehab Systems Company

We have audited the accompanying consolidated balance sheet of Rehab Systems Company (a wholly-owned subsidiary of NovaCare, Inc.) as of June 30, 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rehab Systems Company (a wholly-owned subsidiary of NovaCare, Inc.) at June 30, 1994, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Birmingham, Alabama
July 10, 1995
                                                             Ernst & Young LLP

                              Rehab Systems Company

                           Consolidated Balance Sheet

                                  June 30, 1994

                             (Dollars in thousands)

Assets
Current assets:
   Cash and cash equivalents                                                               $       7,340
   Accounts receivable, net                                                                       39,775
   Deferred income taxes                                                                           1,391
   Other                                                                                           5,648
                                                                                    ----------------------
Total current assets                                                                              54,154

   Funds held by trustees                                                                          3,013
   Investment in affiliated company                                                               34,643
   Property and equipment, net                                                                    39,312
   Excess cost of net assets acquired, net of accumulated
   amortization of $1,145 at
   June 30, 1994                                                                                  63,020
Other assets                                                                                       5,471

                                                                                    ----------------------
Total assets                                                                           $         199,613

Liabilities and stockholder's equity Current liabilities:

   Current portion of long-term debt and capital
     lease obligations                                                                 $           2,292
   Accounts payable and accrued expenses                                                          18,133
   Notes payable and advances - affiliates                                                        63,901
                                                                                    ----------------------
Total current liabilities                                                                         84,326

Long-term debt and capital lease obligations                                                      54,208
Intercompany borrowings                                                                           25,000
Other noncurrent liabilities                                                                       2,131
                                                                                    ----------------------
Total liabilities                                                                                165,665

Commitments and contingent liabilities

Stockholder's equity:

   Common stock, $.01 par value; 1,000 shares
     authorized, issued and outstanding                                                                -
   Additional paid-in capital                                                                     38,449
   Accumulated deficit                                                                           (4,501)

                                                                                    ----------------------
Total stockholder's equity                                                                        33,948

                                                                                    ----------------------
Total liabilities and stockholder's equity                                               $       199,613
                                                                                    ======================


See accompanying notes.

                                          Rehab Systems Company

                                   Consolidated Statement of Operations

                                         Year ended June 30, 1994
                                          (Dollars in thousands)


Net patient service revenues                                                           $         135,356

Operating expenses:

   Operating units                                                                               106,199
   Corporate general and administrative                                                            3,546
   Royalty expense                                                                                 9,847
   Corporate expense allocation                                                                    5,830
   Provision for doubtful accounts                                                                 1,231
   Depreciation and amortization                                                                   6,180
   Interest expense - third party                                                                  2,894
   Interest expense - affiliates                                                                   4,911
                                                                                    ----------------------
                                                                                                 140,638

                                                                                    ----------------------
   Loss before income taxes and minority interest                                                (5,282)

   Allocated income tax benefit                                                                    1,289

                                                                                    ----------------------
                                                                                                 (3,993)

   Minority interest                                                                                 393

                                                                                    ----------------------
   Net loss                                                                               $       (4,386)
                                                                                    ======================


See accompanying notes.

                              Rehab Systems Company

                 Consolidated Statement of Stockholder's Equity
                             (Dollars in thousands)


                                                                             Additional

                                                     Common Stock              Paid-in      Accumulated

                                           --------------------------------

                                               Number          Amount         Capital         Deficit

                                           ---------------------------------------------------------------

Balance at June 30, 1993                            1,000       $    -     $    18,191     $     (115)
   Contributed in connection with
     acquisitions:

     Business acquisition (RHCA)                        -            -          10,000              -
     Investment in affiliate (NACC)                     -            -          10,258              -
   Net loss                                             -            -               -         (4,386)
                                           ---------------------------------------------------------------
Balance at June 30, 1994                            1,000       $    -     $    38,449     $   (4,501)
                                           ===============================================================


See accompanying notes.

                                          Rehab Systems Company

                                   Consolidated Statement of Cash Flows

                                         Year ended June 30, 1994
                                          (Dollars in thousands)

Cash flows from operating activities

Net loss                                                                               $        (4,386)
Adjustments to reconcile net loss to net cash flows
   from operating activities:

     Depreciation and amortization                                                                6,180
     Minority interest                                                                              393
     Provision for uncollectible accounts                                                         1,231
     Deferred income taxes                                                                          913
     Deferred revenue                                                                             (507)
     Decrease in assets, net of effects from acquisition:
         Accounts receivable                                                                    (6,198)
         Other assets                                                                           (1,601)
     Decrease in liabilities, net of effects from acquisition:
         Accounts payable and accrued expenses                                                  (8,502)

                                                                                    ----------------------
Net cash flows used by operating activities                                                    (12,477)

Cash flows from investing activities

Payments for business acquired                                                                 (51,240)
Additions to property and equipment                                                             (4,109)
Disposition of property and equipment                                                               179
                                                                                    ----------------------
Net cash flows used by investing activities                                                    (55,170)



                                        5

                                          Rehab Systems Company

                             Consolidated Statement of Cash Flows (continued)

                                         Year ended June 30, 1994
                                          (Dollars in thousands)


Cash flows from financing activities

Notes payable and advances                                                                       50,107
Proceeds from long-term debt and credit agreements                                               54,247



Payment of long-term debt and credit agreements                                                (42,457)
Capital contributions                                                                            10,000
Funds held by trustee                                                                             (497)
                                                                                    ----------------------
Net cash flow provided by financing activities                                                   71,400
                                                                                    ----------------------
Net change in cash and cash equivalents                                                           3,753

Cash and cash equivalents, beginning of year                                                      3,587
                                                                                    ----------------------
Cash and cash equivalents, end of year                                                   $        7,340
                                                                                    ======================

Supplemental cash flow information Cash paid for:

   Interest                                                                              $        3,832
                                                                                    ======================


See accompanying notes.

                              Rehab Systems Company

                   Notes to Consolidated Financial Statements

                                  June 30, 1994

1. Basis of Presentation

Rehab Systems Company (the "Company"), a wholly-owned subsidiary of NovaCare, Inc. ("NovaCare"), provides acute rehabilitation care on a multi-disciplinary, physician-directed basis to severely disabled patients through 11 medical rehabilitation hospitals. Minority shareholders maintain a 20% ownership interest in one of the hospitals. The Company also operates four community re-entry programs to help patients return to their community through a multi-disciplinary program of medical and social services. The consolidated financial statements include each of the above mentioned entities and all significant intercompany accounts and transactions have been eliminated in consolidation.

NovaCare provides certain services to, and incurs costs on behalf of, the Company. All of the allocations and estimates in the accompanying consolidated financial statements are based on assumptions that the Company and NovaCare believe are reasonable. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity.

2. Significant Accounting Policies

Cash and Cash Equivalents

The Company considers investments to be cash equivalents if the securities mature within 90 days from the date of acquisition. Throughout the period covered by these consolidated financial statements, the Company participated in NovaCare's cash management program and, as such, its cash funding requirements were met principally by, and generally all cash generated was transferred to, NovaCare.

Funds Held by Trustees

Under terms of trust indentures related to outstanding bond obligations, two hospitals are required to maintain funds with bank trustees whose use is limited to purposes specified by the bond documents, principally debt service. The fair value of these funds approximates carrying value.

                              Rehab Systems Company

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of assets, which principally range from three to seven years for property and equipment and 30 to 40 years for buildings. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

Excess Cost of Net Assets Acquired

Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of net assets acquired is amortized on a straight-line basis over a 40-year period.

The carrying value of goodwill will be evaluated whenever events or changes in circumstances indicate that it may not be recoverable. Such evaluation will be based on the estimated future cash flows (undiscounted and without interest charges) of the acquired business. If those cash flows are less than the underlying assets' carrying value, an impairment loss arises, and will be measured as the difference between the asset carrying values and the fair value of those assets, determined on the basis of discounted cash flows.

Income Taxes

The taxable income of the Company is included in the consolidated tax return of NovaCare. As such, separate income tax returns were not prepared or filed by the Company. Current and deferred income tax expense has been allocated to the Company by applying the asset and liability approach set forth in Statement of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes".

                              Rehab Systems Company

Net Revenue

Net revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period related services are rendered and adjusted in future periods as final settlements are determined (see Note 5).

3. Related Party Transactions

Royalty Agreements

The Company has entered into license arrangements with a related entity for its use of the "NovaCare" name and associated trademarks. Under those arrangements, royalties are payable annually based upon the value of the trademarks as established by independent appraisal.

Notes Payable and Advances

The Company's cash requirements are met by funds generated from operations and by bank borrowings, supplemented as necessary by advances or borrowings from affiliates. During 1994, the Company financed a portion of the acquisition of Rehabilitation Hospital Corporation of America ("RHCA") from affiliates (see
Note 4).

Borrowings from affiliates are made pursuant to either formal borrowing agreements ("notes payable") or less formal arrangements ("advances"). Notes payable, which approximated $48,500,000 at June 30, 1994, are limited to $75,000,000 and bear interest at prime plus 1.5% (8.75% at June 30, 1994). Interest charged for the year ended June_30, 1994 was $3,931,000. Advances are non-interest bearing and at June 30, 1994 the outstanding balance principally comprised outstanding royalties and corporate expense allocations.

                              Rehab Systems Company

Other Expenses

For the period January 1, 1994 to June 30, 1994, NovaCare changed its risk management program to a self-insurance program and allocated the cost of workers' compensation and group/health insurance to its other NovaCare units, including the Company, on the basis of actual claims experience. Prior to that date, NovaCare or the Company obtained insurance coverage from outside carriers and allocated these expenses on the basis of premiums incurred. Charges allocated to the Company and included under the caption operating units expenses were $2,005,000 for the year ended June 30, 1994.

Corporate Expenses

The results of operations include significant transactions with NovaCare business units that are outside of the Company's operations. These transactions involve functions and services (such as executive management, cash management, tax administration and legal services) that were provided to the Company by these other NovaCare units. The cost of these functions and services has been allocated to the Company based on the cost allocation methodology used for filing costs reports for Medicare reimbursement purposes. NovaCare management believes this allocation methodology is reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred by the Company as a separate entity.

4. Business Acquisition

Effective October 1, 1993, the Company purchased all of the outstanding common stock of RHCA for approximately $30,300,000 in cash. Funding for this acquisition was provided by Ninth Avenue Capital Corporation ("NACC") and through an additional capital contribution by NovaCare of $10 million. RHCA owned five medical rehabilitation hospitals and six outpatient facilities. The Company sold one of these hospitals in March 1994 which had no effect on the results of operations of the Company.

                              Rehab Systems Company

The principal stockholders of RHCA were limited partnerships in which NovaCare's Chairman of the Board and Chief Executive Officer is a general partner of the general partner. In addition to the purchase price, the Company paid the limited partnerships approximately $21,000,000 for existing advances from the partnerships, accrued interest on the advances, redemption of preferred stock and accumulated and unpaid dividends.

The results of operations of RHCA have been included in the consolidated results of the Company from October 1, 1993. The acquisition was accounted for as a purchase and, accordingly, the aggregate purchase price was allocated to assets and liabilities acquired based on their fair values at the date of acquisition.

The following unaudited pro forma results of operations give effect to the acquisition of RHCA as if it had occurred on July 1, 1993 (in thousands):

Net revenues                                                                                    $144,066
Net loss                                                                                         (5,027)

The above pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisition been made as of July 1, 1993, or the results which may occur in the future.

Information with respect to the RHCA acquisition was as follows (in thousands):

Cash paid (net of cash acquired)                                                         $        51,240
Liabilities assumed                                                                               55,520
                                                                                     ------------------------
                                                                                                 106,760

Fair value of assets acquired                                                                     43,739

                                                                                     ------------------------
Cost in excess of fair value of net assets acquired                                      $        63,021
                                                                                     ========================

                              Rehab Systems Company

5. Receivables and Third-Party Reimbursements

Accounts receivable consisted of the following (in thousands):

Accounts receivable                                                                        $        47,846
Due from Medicare                                                                                   10,298
Less:    allowance for doubtful accounts and
   contractual adjustments                                                                        (18,369)

                                                                                       ------------------------
                                                                                           $        39,775

                                                                                       ========================


Certain of the Company's services are reimbursed by third-party programs such as Medicare or Medicaid, under which reimbursement for services is subject to federal and state regulations. In 1994, approximately 65% of net revenues were from Medicare or Medicaid.

Although reimbursement for services billed directly to Medicare is ultimately received under cost-based reimbursement regulations, Medicare is initially billed using NovaCare's standard pricing schedules. Charges are consistent for Medicare and non-Medicare patients. Aggregate billings are adjusted to allowable cost on the basis of cost reports prepared and subject to audit and retroactive adjustment.

The cost reports for fiscal 1990 and prior years have been settled by Medicare audit. Certain Medicare cost reports for fiscal 1991 through 1993, and all Medicare cost reports for fiscal 1994, remain subject to audit and retroactive adjustment. In the opinion of management, the results of these audits will not have a material effect on the consolidated financial position or results of operations for the Company.

6. Investment in Affiliated Company

The Company holds a 14% interest in an affiliated entity, NACC, a Delaware Corporation. NACC, which is wholly-owned by the Company and other NovaCare subsidiaries, principally acts as an investment and financing vehicle for NovaCare. The Company accounts for its investment in NACC using the cost method of accounting. During 1994, the common stock of NACC was contributed by NovaCare to the Company. In consideration for the common stock of NACC the Company assumed $25,000,000 in borrowings from NovaCare and $10,258,000 was credited to additional

                              Rehab Systems Company
paid in capital. This transaction was recorded at NovaCare's historical cost. Those borrowings, which bear interest at 5.5%, are due in 2000 and are classified as long-term intercompany borrowings in the accompanying consolidated balance sheet. The fair value of these borrowings, based upon the current rates offered to the Company for debt at the same remaining maturities, was estimated to be approximately $22,620,000 at June 30, 1994. Interest charged for the year ended June 30, 1994 was $980,000.

7. Property and Equipment

The components of property and equipment are as follows (in thousands):

Land and buildings                                                                         $        27,979
Property, equipment and furniture                                                                   21,409
Leasehold improvements                                                                               1,334
                                                                                       ------------------------
                                                                                                    50,722

Less: accumulated depreciation and amortization                                                    (11,410)

                                                                                       ------------------------
                                                                                           $        39,312

                                                                                       ========================


Included in property and equipment are the following assets held under capital leases (in thousands):

Property, equipment and furniture                                                          $         9,882
Less: accumulated amortization                                                                      (7,490)
                                                                                       ------------------------
                                                                                           $         2,392

                                                                                       ========================


Depreciation expense and amortization of capital leases aggregated $3,969,000 for fiscal 1994.

                              Rehab Systems Company

8. Long-Term Debt and Capital Lease Obligations

Long-term debt consisted of the following (in thousands):

Revolving credit facility (prime rate plus .5% or
   LIBOR plus .88%) expiring May 27, 1997                                                  $        34,765
West Virginia commercial development revenue
   bonds (9.5% and 12%), payable through 2015                                                       17,715
Capital lease obligations                                                                            2,751
Other                                                                                                1,269
                                                                                       ------------------------
                                                                                                    56,500

Less: current portion                                                                                2,292

                                                                                       ------------------------
                                                                                          $         54,208

                                                                                       ========================


In May 1994, NovaCare entered into a revolving credit facility in the amount of $115,000,000 with a syndicate of banks. This facility was increased to $175,000,000 effective November 28, 1994. The Company is able to borrow under that agreement. At June 30, 1994, the interest rate on amounts borrowed was 5.25%. The revolving credit facility agreement requires maintenance by NovaCare of minimum working capital and net worth amounts as well as certain financial ratios. At June 30, 1994, NovaCare was in compliance with these requirements. A commitment fee of .25% per annum on the average daily available balance is paid quarterly.

The West Virginia commercial development revenue bonds were issued by two subsidiaries of the Company to construct rehabilitation facilities in the state. Proceeds were restricted to permitted construction expenditures. Sinking fund requirements are reflected in the table below. The obligations are guaranteed by NovaCare, require maintenance of certain financial ratios and restrict the payment of dividends by the subsidiaries. At June 30, 1994, the Company was in compliance with these requirements.

                              Rehab Systems Company

Aggregate annual maturities of long-term debt for each of the next five years at June 30, 1994 are as follows (in thousands).

1995                                                                                         $         572
1996                                                                                                   621
1997                                                                                                35,377
1998                                                                                                   430
1999                                                                                                   434
Thereafter                                                                                          16,315
                                                                                       ------------------------
                                                                                             $      53,749

                                                                                       ========================


     The fair value of the Company's long-term debt, based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt at the same remaining maturities, was estimated to be $61,309,000 at June 30, 1994.

9. Leases

The Company is obligated under capital leases for office and hospital equipment. All capital leases expire over the next five years.

Hospital facility land and buildings are leased under operating leases having initial terms ranging between 10 and 13 years with renewal options of five years. Rent during the renewal periods will be market-based rates as defined in the lease agreements. The agreements contain contingent rental provisions based on revenue levels at the respective facilities. Payment of certain leases is collateralized by letters of credit totaling $1,653,000 which expire on various dates through May 1995. Under the terms of the lease agreements, these letters of credit must be renewed but may be reduced or eliminated if certain lease coverage ratios are attained. With regard to a significant portion of these operating leases, the Company initially purchased and developed the land, constructed the hospital facility and sold the land and buildings to unrelated third parties from which the Company subsequently leased back the land and buildings.

The Company also rents office operating space and office transportation and therapy equipment under non-cancelable leases.

                              Rehab Systems Company

9. Leases (continued)

Future minimum lease commitments for all non-cancelable leases at June 30, 1994 are as follows (in thousands):

                                                                         Capital                Operating
Fiscal Year                                                               Leases                  Leases
---------------------------------------------------------------------------------------------------------------

1995                                                                      $  1,799             $     9,253
1996                                                                           483                   9,131
1997                                                                           245                   9,085
1998                                                                           228                   8,883
1999                                                                            92                   8,769
2000 and thereafter                                                              -                  24,432
                                                               ------------------------------------------------
Total minimum lease payments                                                 2,847             $    69,553
                                                                                       ========================
Less: amount representing interest                                              96

                                                               ------------------------
Present value of minimum payments
   under capital lease obligations                                           2,751
Current amount                                                               1,720

                                                               ------------------------
Long-term amount                                                          $  1,031
                                                               ========================


Total rent expense charged to operations for the year ended June 30, 1994 was $11,360,000 including contingent rent of $1,386,000.

10. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses include the following (in thousands):

Accounts payable                                                                                $    4,293
Accrued compensation and benefits                                                                    4,920
Due to Medicare                                                                                      3,123
Other                                                                                                5,797
                                                                                       ------------------------
                                                                                                $   18,133

                                                                                       ========================

                              Rehab Systems Company

11. Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 1994 are as follows (in thousands).

                                                 Current                Noncurrent                Total

                                         ------------------------------------------------------------------------
Deferred tax assets:
   Accruals and reserves not
     currently deductible for
     tax purposes                            $         1,403         $             -         $         1,403
   Acquired operating loss
     carryforward                                          -                   3,464                   3,464
   Deferred revenue                                        -                     978                     978
                                         ------------------------------------------------------------------------
Total deferred tax assets                              1,403                   4,442                   5,845

Valuation allowance on
   acquired operating loss
   carryforward                                            -                  (3,464)                 (3,464)
                                         ------------------------------------------------------------------------
                                                       1,403                     978                   2,381
   Deferred tax liabilities:
   Expenses capitalized for
     financial statement
     purposes                                              -                     320                     320
   Depreciation and capital
     leases                                                -                     324                     324
   Other                                                  12                       -                      12
                                         ------------------------------------------------------------------------
Total deferred tax liabilities                  $         12            $        644           $         656
                                         ------------------------------------------------------------------------
Net deferred tax asset                          $      1,391            $        334           $       1,725
                                         ========================================================================


                              Rehab Systems Company

11. Income Taxes (continued)

Significant components of income tax benefit are as follows (in thousands):

Current:

   Federal                                                                                $         (2,362)
   State                                                                                               160
                                                                                       ------------------------
                                                                                                    (2,202)

   Deferred:

   Federal                                                                                             876
   State                                                                                                37

                                                                                       ------------------------
                                                                                                       913

                                                                                       ------------------------
                                                                                          $         (1,289)

                                                                                       ========================


At June 30, 1994, the Company has net operating loss carryforwards of approximately $8,247,000 for income tax purposes that expire in years 2002 through 2008. Those carryforwards result from the acquisition of RHCA. For financial reporting purposes a valuation allowance of $3,464,000 has been recognized to offset the deferred tax assets related to those carryforwards. The acquired operating loss carryforwards are subject to restrictions under Section 382 of the Internal Revenue Code and separate tax return limitations.

The reconciliation of the expected tax benefit (computed by applying the federal statutory rate to loss before income taxes) to actual tax benefit was as follows (in thousands):

Expected tax benefit                                                                    $         (1,796)
Add (deduct):
   State income taxes net of federal benefit                                                         130
Non-deductible amortization of excess cost of net assets acquired
                                                                                                     393
Other, net                                                                                           (16)

                                                                                     ------------------------
                                                                                         $        (1,289)

                                                                                     ========================


                              Rehab Systems Company

In accordance with the Company's tax sharing agreement with NovaCare, the benefit of net operating losses which were utilized in the consolidated tax returns of NovaCare have been recognized. On a separate return basis, the benefit would not have been recognized.

12. Benefit Plans

NovaCare has in place defined contribution 401(k) plans in which substantially all employees of the Company may participate. Under those plans, employees may make voluntary contributions of their compensation, which are partially matched by the Company. Company contributions for 1994 were $487,000.

13. Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not have a material adverse effect on the financial position or results of operations of the Company.

14. Concentration of Credit Risk

The Company operates facilities located in various cities across the United States. It grants credit without collateral to its patients, most of whom are local residents with insured third-party payor agreements. The mix of receivables from patients and third-party payors was as follows:

Medicare                                                                                 42%
Medicaid                                                                                 12
Other third party payors                                                                 44
Patients                                                                                  2
                                                                                     ---------
                                                                                         100%
                                                                                     =========

                              Rehab Systems Company

15. Subsequent Event

On February 3, 1995, NovaCare reached an agreement for the sale of the Company to HEALTHSOUTH Corporation. The sale is contingent upon regulatory approval. In accordance with the agreement, certain assets will be retained by and certain liabilities will be transferred to NovaCare. The effects of this transaction have not been reflected in these financial statements.








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